UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 21, 2012

TPC Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34727	20-0863618
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

This report is being filed in connection with the Agreement and Plan of Merger, dated as of August 24, 2012, by and among TPC Group Inc. (“TPC Group”), Sawgrass Holdings Inc. (“Parent”) and Sawgrass Merger Sub Inc. (“Merger Sub”), as amended on November 7, 2012 (as so amended, the “Merger Agreement”). Parent and Merger Sub are entities formed by investment funds affiliated with First Reserve Corporation (“First Reserve”) and SK Capital Partners (“SK Capital”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into TPC Group, and TPC Group will become a wholly owned subsidiary of Parent (the “Merger”). TPC Group has scheduled a special meeting of stockholders on December 5, 2012 for the purpose of voting on the adoption of the Merger Agreement. TPC Group’s stockholders of record as of the close of business on November 1, 2012 are entitled to vote at the special meeting.

As previously disclosed in the Definitive Proxy Statement on Schedule 14A filed with the SEC by TPC Group on November 5, 2012 (the “definitive proxy statement”), as supplemented by the proxy supplement filed with the SEC by TPC Group on November 13, 2012 (the “proxy supplement”), starting on September 4, 2012, three purported TPC Group stockholders filed putative class action lawsuits in the Court of Chancery of the State of Delaware, which were later consolidated and amended as In re TPC Group, Inc. Shareholders Litigation, Consolidated C.A. No. 7865-VCN. The consolidated lawsuit generally alleges that TPC Group’s board of directors breached their fiduciary duties in entering into the Merger Agreement by agreeing to allegedly inadequate consideration for TPC Group’s stockholders, by allegedly putting their personal interests ahead of the interests of the stockholders, by approving a Merger Agreement that includes deal protection devices allegedly designed to ensure that TPC Group will not receive a superior offer, and by failing to disclose allegedly material information in TPC Group’s preliminary proxy statement filed with the SEC on September 10, 2012. The lawsuit also alleges that TPC Group, Parent, Merger Sub, First Reserve and SK Capital aided and abetted the directors in the alleged breaches of their fiduciary duties. On November 4, 2012, the plaintiffs filed a motion for preliminary injunction and opening brief in support thereto. The Delaware Court of Chancery granted the parties’ scheduling stipulation, and revisions thereto, which provided a calendar for discovery, depositions and briefing leading to a preliminary injunction hearing on November 28, 2012. On November 21, 2012 in connection with the filing of these supplemental disclosures, the plaintiffs withdrew their request to be heard on their motion on November 28, 2012.

TPC Group believes that no further supplemental disclosure is required under applicable laws; however, to seek to avoid the risk of the consolidated action delaying or adversely affecting the Merger and to minimize the expense of defending such action, TPC Group wishes to make certain supplemental disclosures related to the proposed Merger. The supplemental disclosures are contained below. TPC Group and the other named defendants have vigorously denied, and continue vigorously to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the consolidated lawsuit, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with their fiduciary and other legal duties and are providing these supplemental disclosures solely to seek to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay to the closing of the Merger that might arise from further litigation. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

Supplemental Disclosures to Definitive Proxy Statement and Proxy Supplement

The following supplemental disclosures to the definitive proxy statement and the proxy supplement should be read in conjunction with the definitive proxy statement and the proxy supplement, which should be read in their entirety. To the extent information in this Current Report on Form 8-K differs from, updates or conflicts with information contained in the definitive proxy statement or the proxy supplement, this information in this Current Report on Form 8-K is the more current information. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement and the proxy supplement.

Background of the Merger

The following sentence replaces the fifth sentence of the third paragraph on page 27 of the definitive proxy statement:

The letter also noted that First Reserve and SK Capital would expect to implement an incentive program for management after the closing of the transaction that would give management the opportunity to benefit from, through a combination of stock and options, substantial equity participation in the acquired company.

The following sentences are added at the end of the fifth paragraph on page 27 of the definitive proxy statement:

In the confidentiality agreement, First Reserve and SK Capital agreed to a “standstill” provision providing that they would not, for a specified period of time, acquire or seek, offer or propose to acquire any securities or assets of TPC Group or take other actions seeking to control or influence TPC Group. The standstill provision would terminate if, among other things, TPC Group entered into an agreement contemplating a business combination with a third party. Similar standstill provisions were included in the confidentiality agreements entered into with other potential bidders as described herein.

The following sentence replaces the first sentence of the sixth paragraph on page 27 of the definitive proxy statement:

In November and December 2011 and January 2012, representatives of a potential strategic bidder, referred to as Party A, and an affiliated private equity firm, referred to as Party B, indicated their interest in a possible transaction with TPC Group.

Each of the references to a “financial advisor” and “TPC Group’s financial advisor” on pages 27, 28 and 30 of the definitive proxy statement with respect to the Board’s consideration of an MLP are replaced with “Morgan Stanley & Co. LLC” (which we refer to herein as “Morgan Stanley”).

The following sentence is added to the end of the first paragraph on page 28 of the definitive proxy statement:

After the meeting, Mr. Ducey initiated discussions with Perella Weinberg about a potential engagement by TPC Group.

The following sentence is added to the end of the third paragraph on page 28 of the definitive proxy statement:

After Perella Weinberg’s engagement, from time to time members of management, including Mr. McDonnell, met and communicated directly with representatives of Perella Weinberg.

The following sentences replace the fourth sentence of the third paragraph on page 30 of the definitive proxy statement:

The directors and advisors discussed the feasibility of structuring the MLP to pay fixed, as opposed to variable, distributions in order to achieve the highest valuation possible and a favorable yield. Morgan Stanley noted that both a fixed distribution structure and a variable distribution structure could be viable options, but the directors and advisors noted that a fixed distribution structure could prove challenging given the volatility of TPC Group’s cash flows.

The following sentences are added as a new paragraph following the fifth paragraph on page 30 of the definitive proxy statement:

In late February 2012, Morgan Stanley and First Reserve separately approached Mr. Ducey and Perella Weinberg regarding the possibility of Morgan Stanley working with First Reserve in connection with Parent’s and Merger Sub’s debt financing for the Merger. TPC Group determined that such participation could be a conflict of interest and declined the request at that time.

The following sentence replaces the first sentence of the seventh paragraph on page 34 of the definitive proxy statement:

Later on June 28, 2012, representatives of Party F informed Perella Weinberg that it would not pursue submitting a bid due to its concerns about necessary capital expenditures and potential crude C4 feedstock supply issues, as well as the cost of retaining the management team.

The following sentence is added to the end of the fourth paragraph on page 37 of the definitive proxy statement:

Also on August 20, 2012, TPC Group provided to representatives of First Reserve and SK Capital materials prepared by Baker Botts related to certain tax matters in connection with a potential MLP.

Opinion of Perella Weinberg Partners LP

The following sentence is added after the third sentence of the first full paragraph on page 17 of the proxy supplement:

The calculated terminal values, based on the aforementioned assumptions, implied perpetual growth rates of 1.7% to 4.5%.

The following sentence replaces the first sentence of the first full paragraph on page 18 of the proxy supplement:

Perella Weinberg noted that within such analysis, a required internal rate of return of 16%, which was equivalent to the target rate that Perella Weinberg understood the Board used in considering Project Phoenix, and a perpetuity growth rate of 1% yielded an implied present value per share of TPC Group common stock of $1.48 for Project Phoenix on an incremental basis.

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Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, TPC Group has filed a definitive proxy statement and a proxy supplement with the SEC on November 5, 2012 and November 13, 2012, respectively. Investors and security holders of TPC Group are urged to carefully read the definitive proxy statement and the proxy supplement because they contain important information about the transaction.

The definitive proxy statement and the proxy supplement were mailed to TPC Group’s stockholders seeking their approval of the proposed Merger on or about November 5, 2012 and November 14, 2012, respectively. Investors and security holders may obtain a free copy of the definitive proxy statement, the proxy supplement and other documents filed by TPC Group with the SEC at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by TPC Group will be available on TPC Group’s website at www.tpcgrp.com under the “Investors” tab, by directing a request to TPC Group, Attention: Investor Relations, 5151 San Felipe, Suite 800, Houston, Texas 77056, or by calling (713) 627-7474. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

TPC Group and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed Merger. Information concerning the interests of the persons who may be participants in the solicitation is set forth in the definitive proxy statement and the proxy supplement. Information concerning beneficial ownership of TPC Group stock by its directors and certain executive officers is included in its proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 26, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements

This filing contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against TPC Group and others following announcement of the Merger Agreement; (3) the inability to complete the proposed Merger due to the failure to satisfy the conditions to the Merger, including obtaining the approval of the TPC Group’s stockholders, antitrust and competition clearances and other closing conditions; (4) risks that the proposed Merger disrupts current plans and operations of TPC Group; (5) potential difficulties in employee retention as a result of the proposed Merger; (6) the ability to recognize the benefits of the proposed Merger; (7) legislative, regulatory and economic developments; and (8) other factors described in TPC Group’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this filing are beyond the ability of TPC Group to control or predict. TPC Group can give no assurance that the conditions to the Merger will be satisfied. In addition, the risks and uncertainties described or incorporated by reference in the definitive proxy statement or the proxy supplement may cause actual results to vary materially from those in the forward-looking statements. Except as required by law, TPC Group undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC Group Inc.
Date: November 21, 2012

	By:	/s/ Rishi A. Varma
Rishi A. Varma
Vice President, General Counsel and Secretary